================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ZIONS BANCORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        CALLISTER NEBEKER & McCULLOUGH
                               Attorneys at Law
                         Gateway Tower East Suite 900
                             10 East South Temple
                          Salt Lake City, Utah  84133
                           Telephone: (801) 530-7300
                              Fax: (801) 364-9127

                                 18 March 1999


Securities and Exchange Commission
Via EDGAR Filing System
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  Zions Bancorporation - 1999 Definitive Proxy Materials
          SEC File #000-02610


Ladies and Gentlemen:

     This firm represents Zions Bancorporation (the "Company"). Please find transmitted herewith, via the EDGAR System, the definitive form of Notice of Annual Meeting, Proxy Statement and Form of Proxy Card proposed to be utilized by the Company in connection with its 1999 Annual Meeting of Shareholders.

     Inasmuch as the Company proposes to submit to shareholders for approval a Long-Term Executive Incentive Compensation Plan, a copy of the current year's Plan is being submitted, via EDGAR, as an appendix to the definitive Proxy Statement as supplemental information for the Staff. The Plans for prior years were filed as exhibits to the appropriate Form 10-K's. The text of the Plan will not be furnished to shareholders. The Company intends on mailing the definitive Proxy materials to its shareholders on or about 24 March 1999.

     If you have any questions with respect to this filing, please contact the undersigned directly at 801-530-7456.

                                    Very truly yours,

                                    CALLISTER NEBEKER & McCULLOUGH
                                    a Professional Corporation

                                    Laurie S. Hart




LSH:nas
cc:  Dale M. Gibbons

                             ZIONS BANCORPORATION
            One South Main, Suite 1380, Salt Lake City, Utah 84111

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 To Be Held On
                                April 23, 1999

To the Shareholders:

     The Annual Meeting of the Shareholders of Zions Bancorporation (the "Company") will be held in the Founders' Room of Zions First National Bank, One South Main Street, Salt Lake City, Utah, on Friday, April 23, 1999, at 1:30 p.m. for the following purposes:

     1. To elect four directors for the terms specified in the attached Proxy Statement (Proposal 1);

     2. To approve the Long Term Executive Incentive Compensation Plan (Proposal 2).

     The meeting will also be used to transact other business as may properly come before the shareholders. Your proxy is being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote "for" proposals 1 and 2.

     A Proxy Statement, Proxy Card, and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1998, accompany this notice.

     IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. Shareholders who are unable to attend in person SHOULD IMMEDIATELY SIGN, DATE AND MAIL the accompanying form of proxy in the enclosed envelope, which requires no postage.

     The prompt return of proxies will save the Company the expense of further requests for proxies, which might otherwise be necessary in order to ensure a quorum.

By order of the Board of Directors

Dale M. Gibbons
Secretary

Salt Lake City, Utah
March 24, 1999

                                PROXY STATEMENT


                             ZIONS BANCORPORATION
            One South Main, Suite 1380, Salt Lake City, Utah 84111

                        ANNUAL MEETING OF SHAREHOLDERS
                                April 23, 1999

                             VOTING AT THE MEETING
     Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:

-         FOR the election of directors listed below; and
-         FOR the Long Term Executive Incentive Compensation Plan.

     You may revoke your proxy at any time before it is voted by giving written notice to the Secretary, Zions Bancorporation, or by mailing a later-dated proxy, or by voting in person at the meeting.

     The only shares that may be voted are the 78,752,711 shares of common stock outstanding at the close of business on February 26, 1999, the record date for the meeting. Each share is entitled to one vote.

     Shareholders may expressly abstain from voting on Proposal 2 regarding the Long Term Executive Incentive Compensation Plan. Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items, pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. On all matters other than the election of directors, the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action.

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail or telephone, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about March 24, 1999.

                     NOMINATION AND ELECTION OF DIRECTORS
                                 (Proposal 1)

     It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the four persons receiving the highest number of votes to be elected.

     The following persons are nominated for election as directors for the specified term, and until their successors are elected and qualified, and will, together with other directors presently in office, constitute the entire elected Board of Directors:

                                Three-year Term
                                ---------------
                                Jerry C. Atkin
                               Grant R. Caldwell
                                Roy W. Simmons
                                Shelley Thomas

The Board of Directors recommends that the Shareholders vote FOR the election of the nominees for director set forth above.

The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:


                                                                                                Present
                                                                                  Director       Term
Nominees                  Principal Occupation During Past Five Years               Since       Expires     Age
--------                  -------------------------------------------               -----       -------     ---
Jerry C. Atkin/3/         Chairman, President and Chief Executive Officer,           1993          1999      50
                          SkyWest Airlines, St. George, Utah; Director,
                          SkyWest, Inc.

Grant R. Caldwell/1/      Retired, former Partner, KMG Main Hurdman, Salt            1993          1999      74
                          Lake City, Utah.

Roy W. Simmons/2/,/4/     Chairman of the Company; Member of the Board of            1961          1999      83
                          Directors of Zions First National Bank.

Shelley Thomas/4/         Senior Vice President of Communications and                1998          1999      47
                          Public Affairs, Salt Lake Organizing Committee
                          for the Olympic Winter Games of 2002; Vice
                          President of Public Affairs, Smith's Food & Drug
                          Centers, Inc., 1990-1997.

2

DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

R.D. Cash/2/              Chairman, President and Chief Executive Officer             1989         2000       56
                          of Questar Corporation, Salt Lake City, Utah;
                          Member of the Board of Directors of Zions First
                          National Bank, Energen Corporation, Associated
                          Electric and Gas Insurance Services Limited;
                          Director of Federal Reserve Bank (Salt Lake City
                          Branch) of San Francisco, California.

Richard H. Madsen/1/3/    Chairman, President and Chief Executive Officer,            1994         2000       60
                          ZCMI.

Roger B. Porter/1/3/      IBM Professor of Business and Government, Harvard           1993         2001       52
                          University; Assistant to the President for
                          Domestic and Economic Affairs, The White House,
                          1989-1992; Director, Rightchoice Managed Care
                          Inc., Tenneco, Inc. and National Life Insurance
                          Co.

Robert G. Sarver/4/       Chairman and Chief Executive Officer of                     1994         2000       37
                          California Bank & Trust; Executive Director,
                          Southwest Value Partners and Affiliates;
                          Director, Meritage Corporation; President,
                          National Bank of Arizona, 1992-1994.

Harris H. Simmons/2/5/    President and Chief Executive Officer of the                1989         2000       44
                          Company; Chairman of Zions First National Bank;
                          Director, Questar Corporation.

L.E. Simmons/4/5/         President, SCF Partners, L.P. (Private Equity               1978         2001       52
                          Investment Management), Houston, Texas; Chairman,
                          Tuboscope Vetco International Corp. and Director,
                          CE Franklin, Ltd.

I.J. Wagner/1/2/          President, The Keystone Company (Corporate                  1965         2001       83
                          Investments), Salt Lake City, Utah.

/1/ Member of the Audit Committee                               /4/ Member of the Credit Review/Compliance Committee
/2/ Member of the Executive Committee                           /5/ Son of Roy W. Simmons
/3/ Member of the Executive Compensation Committee

                           COMPENSATION OF DIRECTORS

     The Company's outside directors currently receive a $12,000 annual retainer and $600 for each regular and special meeting attended. Members of the committees receive $500 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $6,000 annual retainer and members of the Audit Committee receive an additional $3,000 annual retainer. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for meetings of the Board of Directors or its committees.

     The Company maintains a Deferred Compensation Plan for directors whereby a director may elect to defer receipt of all or a portion of his or her compensation until retirement or resignation from the Board. The director may elect to invest the deferred fees in an interest-bearing unsecured note, or in "phantom" stock, whereby the earnings will be calculated as if the deferred compensation had been invested in the Company's common stock (although an actual investment is not made and settlement is made only in cash).

                     COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings during the fiscal year ending December 31, 1998. Of the Board's four standing committees, the Executive Committee did not meet, the Audit Committee met five times, the Executive Compensation Committee met twice, and the Credit Review/Compliance Committee met four times during the fiscal year ending December 31, 1998. Membership in these committees is indicated above in the listing of directors. Average attendance at Board and committee meetings held during the year was 93%. The Company has no nominating committee and no other established committee acts in that capacity.

     The Executive Committee reviews projects or proposals which require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals for which it would not be practicable to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws, adopt a plan of merger, or to recommend to shareholders the sale of all or substantially all of the Company's assets.

     The Audit Committee reviews and discusses the plan for, and results of, the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Committee also reviews the Company's internal auditing, control and accounting systems. In addition, the Committee makes recommendations to the Board concerning the selection of independent auditors.

     The Executive Compensation Committee fixes the compensation of corporate executive officers and approves any employment or consulting contracts with corporate officers who are not also directors.

     The Credit Review/Compliance Committee is a joint committee of the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as general management issues.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished with respect to certain of the executive officers of the Company.


Individual               Principal Occupation During Past Five Years/2/                     Officer Since     Age
----------               ----------------------------------------------                     -------------     ---
Roy W. Simmons/1/        Chairman of the Company; Member of the Board of Directors of                1961      83
                         Zions First National Bank; prior to January 1998, Chairman of
                         Zions First National Bank.

Harris H. Simmons/1/     President and Chief Executive Officer of the Company;                       1981      44
                         Chairman of Zions First National Bank; Director, Questar
                         Corporation; prior to January 1998, President and Chief
                         Executive Officer of Zions First National Bank.

A. Scott Anderson        Executive Vice President of the Company; President and Chief                1997/3/   52
                         Executive Officer of Zions First National Bank; prior to
                         January 1998, Executive Vice President of Zions First
                         National Bank.

Danne L. Buchanan        Executive Vice President of the Company; prior to March 1995,               1995      41
                         Senior Vice President and General Manager of Zions Data
                         Services Company.

Gerald J. Dent           Executive Vice President of the Company; Executive Vice                     1987      57
                         President of Zions First National Bank.

Dale M. Gibbons          Executive Vice President, Chief Financial Officer and                       1996      38
                         Secretary of the Company; Executive Vice President and
                         Secretary of Zions First National Bank; prior to August 1996,
                         Senior Vice President of First Interstate Bancorp.

John J. Gisi             Senior Vice President of the Company; Chairman and                          1994      53
                         Chief Executive Officer of National Bank of Arizona;
                         Director, ASR Investments Corp.

James C.  Hawkanson      Senior Vice President of the Company, Managing Director  and                1998      55
                         Chief Executive Officer of The Commerce Bank of Washington.

W. David Hemingway       Executive Vice President of the Company; Executive Vice                     1997/4/   51
                         President of Zions First National Bank; Director, Federal
                         Agricultural Mortgage Corporation.

Clark B. Hinckley        Senior Vice President of the Company; prior to March 1994,                  1994      51
                         President of Zions First National Bank of Arizona.

George Hofmann III       Senior Vice President of the Company; President and Chief                   1995      49
                         Executive Officer of Nevada State Bank; prior to April 1995,
                         Senior Vice President of Zions First National Bank.
Gary S. Judd             Senior Vice President of the Company; President and Chief                   1998      58
                         Executive Officer of Vectra Bank Colorado.
Robert G. Sarver         Executive Vice President of the Company; Chairman and Chief                 1998/5/   37
                         Executive Officer of California Bank & Trust; Executive
                         Director, Southwest Value Partners; Director, Meritage
                         Corporation; President, National Bank of Arizona, 1992-1994.

/1/ Roy W. Simmons (Chairman of the Company) is the father of Harris H. Simmons (President and Chief Executive Officer of the Company) and L. E. Simmons (a member of the Board of Directors of the Company).
/2/ Officers are elected for indefinite terms of office and may be replaced at the discretion of the Board of Directors.
/3/  Officer of Zions First National Bank since 1990.
/4/  Officer of Zions First National Bank since 1977.
/5/  Member of the Board of Directors since 1994.


                    PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of February 26, 1999, the record and beneficial ownership of the Company's common stock by the principal common shareholders of the Company.

                                                               Common Stock
Name and Address                   Type of Ownership     No. of Shares   % of Class
--------------------------------   ----------------      -------------   ----------
Roy W. Simmons                     Record and Beneficial     2,273,729          2.89%
    One South Main Street          Beneficial/1/             1,991,376          2.53%
    Salt Lake City, Utah 84111                               ---------          ----
                                                             4,265,105          5.42%

Zions First National Bank          Record/2/                 4,302,721          5.46%
One South Main Street
Salt Lake City, Utah 84111

-----------------------------------
/1/ Represents Roy W. Simmons' beneficial ownership interest in 1,991,376 shares held by a company in which Mr. Simmons serves as a director.
/2/ These shares are owned of record as of February 26, 1999, by Zions First National Bank, a subsidiary of the Company, in its capacity as fiduciary for various trust and advisory accounts. Of the shares shown, Zions First National Bank has sole voting power with respect to a total of 3,354,842 shares (4.26% of the class) it holds as trustee for the Zions Bancorporation Employee Stock Savings Plan, the Zions Bancorporation Employee Investment Savings Plan, and the Zions Bancorporation Profit Sharing Plan. Zions First National Bank also acts as trustee for the Zions Bancorporation Dividend Reinvestment Plan, which holds 681,837 shares (0.87% of the class) and the Zions Bancorporation PAYSOP Plan, which holds 266,042 shares (0.34% of the class) as to which Zions First National Bank does not have or share voting power.

     Set forth below is the beneficial ownership, as of February 26, 1999, of the Company's common stock by each of the Company's directors, and all directors and officers as a group.

                                         No. of  Shares                 % of
    Directors                          Beneficially Owned              Class
    ---------                          ------------------              -----
    Jerry C. Atkin                          12,800                          */1/
    Grant R. Caldwell                       10,700                          */1/
    R. D. Cash/3/                           29,250                          */1/
    Richard H. Madsen                      203,079                          */1/
    Roger B. Porter/3/                       6,000                          */1/
    Robert G. Sarver/3/                    525,246                          */1/
    Harris H. Simmons                    2,496,135/2/                   3.17
    L. E. Simmons/3/                     2,297,140/2/                   2.92
    Roy W. Simmons/3/                    4,271,191/2/                   5.42
    Shelley Thomas                               0                          */1/
    I. J. Wagner/3/                        115,900                          */1/
    All directors and officers
      as a group (22 persons)            6,624,640                      8.36

-------------------------------------
/1/  Immaterial percentage of ownership (Less than 2%)
/2/ Totals include 1,991,376 shares attributed to each individual through serving as a director in a company holding such shares in the Company. Of such 1,991,376 shares attributed to Harris H. Simmons, Mr. Simmons holds an option to acquire 186,792 shares, all of which are vested and presently exercisable.
/3/ These individuals also own phantom stock through the Company's Deferred Compensation Plan for Directors which are not included in the above totals. The amount of phantom stock held as of December 31, 1998 was as follows:
     Mr. Cash, 24,395 shares; Mr. Porter, 8,864 shares; Mr. Sarver, 3,757 shares; Mr. L.E. Simmons, 5,613 shares; Mr. Roy Simmons, 20,696 shares; and Mr. Wagner, 2,922 shares.

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 1998 through December 31, 1998, its officers and directors were in compliance with all applicable filing requirements, except that Messrs. Grant Caldwell and Clark Hinckley filed a late report on shares purchased, Messrs. Robert Sarver and Harris Simmons filed a late report on shares sold, Messrs. A. Scott Anderson, W. David Hemingway, George Hofmann, Harris Simmons, L.E. Simmons and I.J. Wagner filed a late report on shares gifted, Ms. Shelley Thomas and Mr. James C. Hawkanson filed a late initial statement of beneficial ownership and Messrs. Jerry C. Atkin, R. Don Cash, Grant
R. Caldwell, Richard H. Madsen, L.E. Simmons, Roy Simmons and I.J. Wagner filed a late report on stock options granted.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 1998, 1997 and 1996 for the person who was chief executive officer at the end of the last fiscal year, and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 1998.

Summary Compensation Table

                                                                            Long-term
                                                  Annual                   Compensation
                                               Compensation/1/                Awards
                                               ---------------           ----------------
                                                                       Value-      Securities        All Other
                                            Salary        Bonus       Sharing     Underlying       Compensation
Name and Principal Position       Year     ($)/2//3/    ($)/3//4/     ($)/5/      Options(#)/6/   ($)/3//7//8//9/
---------------------------       ----     ---------    ---------     -------     -------------   ---------------
Harris H. Simmons                 1998       434,101      255,000     258,300            36,000            67,672
  President and Chief Executive   1997       385,563      235,000     189,150            40,000            54,093
  Officer, Zions Bancorporation   1996       353,103      200,000     144,950            20,000            53,577

A. Scott Anderson                 1998       255,000      115,000     175,275            24,000            31,186
  President and                   1997       207,101      110,000     138,225            20,000            27,600
  Chief Executive Officer,        1996       197,647      100,000     115,960            12,000            24,564
  Zions First National Bank

John J. Gisi                      1998       242,550      125,000     147,600            16,000            53,495
  Chairman and Chief Executive    1997       242,925      110,000           0            18,000            17,762
  Officer,                        1996       216,500       98,000           0            12,000            17,552
  National Bank of Arizona

Gary Judd/10/                     1998       231,336      120,000           0            16,000            13,067
  President and                   1997             0            0           0                 0                 0
  Chief Executive Officer,        1996             0            0           0                 0                 0
  Vectra Bank Colorado

W. David Hemingway                1998       220,932      115,000     175,275            18,000            71,271
  Executive Vice President,       1997       188,101      100,000     138,225            16,000            30,123
  Zions Bancorporation            1996       173,688       90,000     115,960             9,000            23,125

 ------------------------------------
/1/ The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.
/2/ Includes all contributions to the Company's Employee Stock Savings Plan,
    Employee Investment Savings Plan, and Employee Medical Plan made through salary reductions and deferrals.

/3/ All employees of the Company who have at least one year of service, have worked at least 1,000 hours in the previous twelve months, and are at least twenty-one years of age are eligible to participate in the Company's Employee Stock Savings Plan and the Company's Employee Investment Savings Plan, which are defined contribution plans qualified under 401(k) of the Internal Revenue Code. The plans require contributions from participants in increments of one percent of compensation, up to a maximum of fifteen percent. Contributions made under the Employee Stock Savings Plan are aggregated with contributions made under the Employee Investment Savings Plan for purposes of establishing the maximum contribution limitation, which is fifteen percent. If the participant elects to have his contributions invested in the Company's common stock through the Employee Stock Savings Plan, the Company shall contribute to the participant's account an amount equal to fifty percent of the participant's contribution, up to five percent of the participant's compensation. The Company shall contribute an additional amount equal to twenty-five percent of the participant's contribution to the Employee Investment Savings Plan, approximately five to ten percent of the participant's compensation. Additional contributions of up to five percent of compensation may be made by a participant but are not matched by the Company. The Company's contributions are determined by reference to the employees' contributions and are not discretionary. Vesting occurs upon contribution; however, distribution of Company contributions is made only upon retirement, permanent disability, death, termination of employment, or special hardship situations. Participant contributions are included in amounts shown as "Salary," above. The Company's matching contributions are included under "All Other Compensation," above. For each of the persons named above, the amounts accrued for 1998, 1997 and 1996 were as follows, respectively: Mr. Simmons, $5,000, $4,701 and $3,750; Mr. Anderson, $6,000, $5,826 and
     $1,841; Mr. Gisi, $6,000, $6,000 and $5,625; Mr. Judd, $5,000, $0 and $0;
     and Mr. Hemingway, $6,000, $6,000 and $5,353.
/4/ Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). Bonuses for the other named officers are recommended by Mr. Simmons and approved by the Compensation Committee. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.
/5/ Awards shown do not include amounts accrued by the Company against its potential future liability under the Senior Management Value-Sharing Plan, a deferred bonus plan for senior management. The Company estimates its annual accrual against future payouts under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company's performance in the year. For each of the persons named above, the amounts accrued for 1998, 1997 and 1996 were as follows, respectively:
     Mr. Simmons, $208,193, $390,073 and $390,165; Mr. Anderson, $148,876,
     $273,705 and $274,519; Mr. Gisi, $133,045, $245,703 and $199,173; Mr. Judd,
     $56,298, $0 and $0; Mr. Hemingway, $141,047, $256,124 and $259,941. See
     "Long Term Incentive Compensation Plan" that follows.
/6/ Options shown were issued under the Company's Stock Option Plan. The plan is administered by the Compensation Committee. Options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of three to five years, and expire in six years.
/7/ Includes amounts accrued under the Company's Supplemental Executive Retirement Plan (SERP). For additional details regarding the SERP, please see page 12. For each of the persons named above, the amounts accrued for 1998, 1997 and 1996 were as follows, respectively: Mr. Simmons, $60,554, $45,810 and $46,466; Mr. Anderson, $23,068, $18,192 and $19,362; Mr. Gisi,
     $45,377, $8,180 and $8,566; Mr. Judd, $5,949, $0 and $0; and Mr. Hemingway,
     $63,153, $20,541 and $14,411.
/8/ Amounts of All Other Compensation are amounts contributed or accrued for the named officers under the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, Supplemental Retirement Plan, and Employee Profit Sharing Plan.
/9/ In 1992, the Board of Directors adopted the Zions Bancorporation Employee Profit Sharing Plan, a defined contribution plan, pursuant to which an award is made to all employees as a percentage of salary and bonus when the Company achieves annual profits representing a return on equity (net income divided by average shareholders' equity) target established by the Board of Directors of at least 14%. The minimum award is 1% of covered payroll at 14% return on equity, with the award to be a greater percentage of covered payroll if the return on equity is greater. Amounts accrued to the accounts of employees are invested in Company common stock. For each of the persons named above, the amounts accrued for 1998, 1997 and 1996 were as follows, respectively: Mr. Simmons, $2,118, $3,582 and $3,361; Mr. Anderson, $2,118, $3,582 and $3,361; Mr. Gisi, $2,118, $3,582 and $3,361;
     Mr. Judd, $2,118, $0, and $0; and Mr. Hemingway, $2,118, $3,582 and $3,361.
     In 1998, the Company terminated this Profit Sharing Plan and no further contributions are contemplated.
/10/ Mr. Judd's employment by the Company commenced January 6, 1998.

Stock Option Grants in Fiscal Year 1998

     The following table shows the number of shares with respect to which options were granted during 1998 to each of the named persons, together with the percentage of all grants to employees which the grant to the named person represents, the exercise price of such option, and the expiration date of the option.

                                                                              Potential Realizable Value at
                                                                              Assumed Annual Rates of Stock
                                                                                 Price Appreciation for
                                         Individual Grants                            Option Term/1/
                                        -------------------                   -----------------------------
                                                % of Total
                                                 Options
                                   Options      Granted to    Exercise
                                   Granted       Employees      Price      Expiration
       Name                        (#)(2)      in Fiscal Year   ($/Sh)        Date           5% ($)    10% ($)
-------------------------          ------      --------------  --------   -------------     -------   ---------
Harris H. Simmons                   36,000          4.34          48.50      04-23-2004     593,807   1,347,146
Gary Judd                           16,000          1.93          48.50      04-23-2004     263,914     598,731
John J. Gisi                        16,000          1.93          48.50      04-23-2004     263,914     598,731
A. Scott Anderson                   24,000          2.89          48.50      04-23-2004     395,871     898,097
W. David Hemingway                  18,000          2.17          48.50      04-23-2004     296,903     673,573

-------------------------------------
/1/ Potential unrealized value is based on an assumption that the price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the six-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
/2/ The Company's Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 1998 have an exercise price equal to the fair market value on the date of grant, vest 25% per year beginning one year after date of grant, and have a term of six years.

In accordance with the terms of the Non-Employee Directors Stock Option Plan, non-qualified options were granted to each non-employee director as of April 1998. Each grant is an option to purchase 4,000 shares at $48.50 per share. The options vest and become exercisable in four equal installments of 1,000 shares beginning six months after the date of grant and continuing at one-year intervals thereafter. The 1998 options expire on April 23, 2008.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

     The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 1998, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.

                                Shares                            Number of                      Value of
                               Acquired                       Shares Underlying                 Unexercised
                                 Upon                            Unexercised                      In-the-
                                Option          Value              Options                     Money Options
      Name                    Exercise(#)     Realized($)      at 12-31-98(#)/1/              At 12-31-98($)/2/
      ----                    ----------      ----------       -----------------              -----------------
                                                                             Not                               Not
                                                          Exercisable    Exercisable      Exercisable      Exercisable
                                                          -----------   ------------      -----------      -----------
Harris H. Simmons                      -               -       55,000         81,000        2,580,781        2,141,844
Gary Judd                              -               -       46,236         16,000        2,501,599          222,000
John J. Gisi                      67,300       2,758,510       14,400         40,500          864,108        1,169,656
A. Scott Anderson                      -               -       31,000         47,000        1,466,813        1,172,563
W. David Hemingway                 4,000         170,250       36,544         43,456        1,869,843        1,337,813

-------------------------------------
/1/ Of the shares shown as underlying unexercised options for Mr. Gisi, a total of 14,400 exercisable represent options received in exchange for options of National Bancorp of Arizona, Inc. upon its acquisition by the Company. Of the shares shown as underlying unexercised options for Mr. Judd, a total of 46,236 exercisable represent options received in exchange for options of Vectra Banking Corporation upon its acquisition by the Company.
/2/ Potential unrealized value is (i) the fair market value at fiscal 1998 year-end ($62.375) less the option exercise price, times (ii) the number of shares.

                LONG TERM EXECUTIVE INCENTIVE COMPENSATION PLAN
                                 (Proposal 2)

     The Board has adopted, subject to shareholder approval, the Long Term Executive Incentive Compensation Plan (Value Sharing Plan). This Plan is intended to encourage the creation of long-term shareholder value by providing cash bonuses to certain officers of the Company if certain objective performance criteria are achieved. The Plan was established in 1991 by the Board of Directors upon the recommendation of the Compensation Committee. Shareholder approval of this Plan is now being sought to ensure the tax deductibility of such bonuses in the event that a bonus, when aggregated with each officer's other compensation, exceeds one million dollars. As amended in 1993, the Internal Revenue Code requires that compensation in excess of one million dollars paid to the Company's chief executive officer and four other highest paid executive officers be paid pursuant to a shareholder-approved, performance-based compensation plan in order to retain the tax-deductibility of such payments.

     The Value Sharing Plan is administered by the Compensation Committee, which is comprised entirely of outside directors as defined under section 162(m) of the Code. The Committee grants members of senior management units of participation in each annual Value Sharing Plan. The Value Sharing Plan is funded based upon objectively measured performance of the Company, its subsidiaries, or business segments. Distributions under the Plan are determined by allocating the award fund among the holders of units of participation in the Plan in proportion to the number of units held by the participant. The size of each award fund is determined according to a formula, which uses the Company's aggregate earnings per share ("EPS") over the award period, with an adjustment based upon the Company's average return on equity ("ROE") over the same period. Both the aggregate EPS and average ROE numbers are adjusted to exclude the effects of goodwill and certain merger-related expenses. Relatively higher levels of EPS and ROE will make the award fund larger. The Plan also provides for other factors to be considered in determining the size of the award fund, e.g., pre-tax earnings of subsidiaries or shareholder value added. Different performance criteria may be applied to Plan participants, depending upon their area of responsibility. The Committee may also curtail the award fund, or the participation of any employee, in its sole discretion. In any case, no single award to an employee may exceed $3 million. An additional award fund is anticipated to be established each year, although future awards are subject to the discretion of the Compensation Committee and the Board of Directors. Such award funds have been established annually since the Plan's inception.

     The award fund established in 1998 ranged in amount from $0 for an adjusted EPS growth rate of less than 4% annually over the four years beginning in 1998, to a maximum of $12,378,600, corresponding to an adjusted EPS growth rate of 25% annually for such period. The award fund will then be adjusted by a factor determined by the average adjusted ROE for the period. If the average adjusted ROE is less than 16%, the award adjustment factor will be 0, and there will be no amounts paid under the Plan. If the average adjusted ROE is between 16% and 19%, the factor will be 1. The award adjustment factor will increase to a maximum of 1.33 at average adjusted ROE levels of 24% and above. Accordingly, the maximum aggregate of all payments possible under the 1998 award fund is $16,463,538. Adjustments are to be made for stock splits, stock dividends and other changes to the Company's capitalization.

     Each member of senior management designated by the Compensation Committee to participate in the award fund established for a given period has been awarded a number of performance units in the Plan. The following table sets forth estimated future payouts for the named individuals under the award fund established in 1998 based on the following assumptions, respectively: the threshold amount represents the minimum amount payable under the plan ($0); Example #1 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 13% (as to which there can be no assurance) and the average adjusted ROE is 18% (also as to which there can be no assurance); Example #2 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 16% (as to which there can be no assurance) and the average adjusted ROE is 21% (also as to which there can be no assurance); the maximum amount represents the maximum possible amount payable to the named individuals from the award fund established in 1998.

                                                                Estimated Future Payout
                                                                 of Value Sharing Plan
                                                       ----------------------------------------
                              Number of   Performance               Example   Example
                             Performance  Period Until  Threshold     #1        #2     Maximum
Name                            Units        Payout        ($)        ($)       ($)       ($)
----                         -----------  ------------  ---------   -------   -------   -------
Harris H. Simmons                 11,000     4 Years        0       178,814   360,510   905,495
A. Scott Anderson                  8,000     4 Years        0       128,592   262,189   658,542
John J. Gisi                       7,000     4 Years        0       112,518   229,416   576,224
Gary Judd                          7,000     4 Years        0       112,518   229,416   576,224
W. David Hemingway                 7,750     4 Years        0       124,574   253,996   637,962

     The affirmative vote of a majority of votes cast is required for approval of the Long Term Incentive Compensation Plan. No payments will be made under this Plan unless shareholder approval is obtained. However, shareholder approval of this Plan does not affect the Company's authority to grant compensation to a covered employee outside of this Plan that does not satisfy the Internal Revenue Code for tax-deductibility. The Company retains this authority because the objective formula for determining awards under the Plan does not consider individual contributions outside of the criteria evaluated, e.g., development of a new business line or achievement of other corporate objectives.

The Board of Directors recommends that the Shareholders vote FOR the approval of the Long Term Executive Incentive Compensation Plan as described above.

Retirement Plan

     The Company's retirement plan covers substantially all full-time employees who have five years or more of service with the Company. The retirement plan is a cash balance defined benefit plan. It provides a lump sum at retirement for participating employees according to a formula which takes into account an employee's age and annual compensation. Compensation for these purposes includes salary, bonuses and payouts under incentive plans.

     For each year of credited service, cash balance pay credits are equal to the participant's earnings multiplied by the applicable pay credit percentage shown in the chart below. Annual interest credits are based on the GATT 30-year bond rate (6.11% for 1998).

             AGE                      PAY CREDIT
             Less than 30             2.25%
             30-39                    3%
             40-49                    4%
             50-54                    5.25%
             55-59                    7%
             60 or over               9.25%


     The maximum benefits payable pursuant to the Company's retirement plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Under current regulations, earnings for the purpose of determining benefits cannot exceed $160,000. Effective January 1, 1994, the Company adopted its Executive Management Pension Plan, which is a supplemental executive retirement plan (SERP), to restore pension benefits limited by the Code sections referred to above. The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets. The Board of Directors determines the participants in the SERP from among those employees of the Company who are or have been, on or after the effective date of the SERP, members of the Company's Executive Management Committee and who (1) are employed in a management position with the Company having principal responsibility for the management, direction and success of the Company as a whole or a particular business unit thereof, or (2) are highly compensated employees of the Company within the meaning of ERISA Section 401. Each of the named individuals is a participant in the SERP.

     The following table illustrates the estimated annual benefits and equivalent Lump Sum Cash Balance payable under the plan at age 65 based on a combination of the basic pension plan and the SERP. Estimated annual pension and lump sum cash balance amounts at age 65 assume the following: (1) a 7% annuity rate to convert the estimated age 65 cash balance to an annual amount;
(2) the November 1998 treasury bill rate of 5.25% used to calculate all years' interest on the Cash Balance; (3) 1998 compensation increasing by 4% per year to age 65.


                                         Estimated      Estimated
                                        Cash Balance     Annual
                                         at Age 65       Benefit
                                         ---------       -------
Harris H. Simmons                       $3,889,983      $344,240
Gary Judd                                  277,758        24,580
John J. Gisi                               693,311        61,353
A. Scott Anderson                        1,224,197       108,334
W. David Hemingway                       1,398,299       123,741

                       [PERFORMANCE GRAPH APPEARS HERE]

                               1993            1994            1995            1996            1997            1998
--------------------------------------------------------------------------------------------------------------------
S & P 500                     100.00          101.32          139.39          171.40          228.58          293.91
KBW 50 Index                  100.00           94.90          152.00          215.01          314.32          340.34
Zions Bancorporation          100.00           99.96          229.42          301.69          534.51          742.27
--------------------------------------------------------------------------------------------------------------------

Note: Assumes $100 invested on 12-31-93 in Zions Bancorporation, the S & P 500 stock market index and Keefe, Bruyette & Woods (KBW) 50 bank stock index. Assumes reinvestment of all dividends on a quarterly basis.




                      [AVERAGE EQUITY GRAPH APPEARS HERE]

                         COMPENSATION COMMITTEE REPORT

            Summary of Compensation Policies for Executive Officers

The Executive Compensation Committee (the "Compensation Committee") of the Board of Directors has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. For the Company, earnings per share growth and return on average shareholders' equity are critical elements in the establishment of long-term incentive programs. The process involved in the executive compensation determination for 1998 is summarized below:

 . Compensation for each of the persons named in the Summary Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of annual grants of units of participation under the Company's Long Term Executive Incentive Compensation Plan (the "Value Sharing Plan"), supplemented by grants of stock options. The Value Sharing Plan is closely tied to Company performance as measured by earnings per share and return on shareholders' equity. See "Proposal 2."

 . The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, local market conditions and the Committee's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weight to individual factors. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

 . Information regarding salaries paid by other financial institutions is provided annually through an independent survey, and normally every three years by an independent consultant (most recently for 1996). The consultant compares the Company's compensation levels with a peer group of financial institutions selected by asset size from the consultant's database. In its most recent study, the consultant selected 23 institutions with asset sizes ranging from $2.5 billion to $20.1 billion. Zions ranked in the 43rd percentile among the peer group in terms of asset size. The study indicated, based on a regression analysis, that the base and annual bonus compensation in total for the Company's chief executive officer and the other executive officers was somewhat below the median total compensation level for the peer group as adjusted for institution size. This peer group is not the same peer group used in the Performance Graphs.

 . Units of participation in the Value Sharing Plan's award funds are granted on a discretionary basis, in a laddered structure reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. The Committee reviewed and approved the Value Sharing Plan's target levels of earnings per share and return on equity for the 1998 award fund as well as the corresponding variation in size of the award fund. In 1998, as in every year since the Value Sharing Plan was first adopted, the Company's adjusted aggregate EPS and adjusted average ROE have been within ranges which, if continued throughout the applicable four-year period covered by each award fund, would provide payouts under the plan. A payout occurred under the Value Sharing Plan in 1998. (See "Summary Compensation Table," n.6.) The Company's consultant has reported that in comparison to the peer group selected by the consultant, the Company's compensation package, for the Executive Officers as a group, provides proportionately less compensation through salary and bonus, and an appropriately competitive level of long-term incentive compensation, consisting of the Value Sharing Plan and stock options. Consultant reports are merely one factor taken into consideration by the Committee in the process of making an independent and subjective determination as to compensation.

 . The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company's independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer's base salary and annual bonus based on the Compensation Committee's subjective assessment of the chief executive officer's past performance, its expectation as to his future contributions in leading the Company, and the information provided by the compensation consultant. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value Sharing Plan.

 . The Company periodically grants stock options to executives. Grants were made in April 1998. Such grants are discretionary by the Compensation Committee, and are typically made in a laddered structure reflecting the position of each executive officer in the Company and that person's proportionate responsibility for overall corporate performance. Typically, the chief executive officer recommends the quantity and terms of options to be granted to the executive officers other than to himself. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual's responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company's independent consultant with respect to the peer group selected by the consultant.

Executive Compensation Committee

Jerry C. Atkin, Chairman
Richard H. Madsen
Roger B. Porter

Compensation Committee Interlocks and Insider Participation

     None

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and officers and/or their affiliates borrow from time to time from Zions First National Bank and other subsidiaries of the Company, at regular rates and terms, and are subject to all rules and regulations applicable to banks. Aggregate loans to the directors, executive officers and principal shareholders of the Company in excess of $60,000 to any such persons as of December 31, 1998, comprised less than 2% of total shareholders' equity of the Company, not including the loan to Mr. Sarver discussed below. Such borrowings were made in the ordinary course of business, do not involve more-than-normal risks of collectibility, and are made on terms comparable to borrowings by others of similar credit risk.

     In order to provide an appropriate incentive to Robert G. Sarver, a director of Zions, to expand the Company's California banking operations and distribution network, the Company entered into an agreement with Mr. Sarver regarding California Bank & Trust. In accordance with the terms of the agreement, the following actions were agreed to and taken:

     (i) Mr. Sarver will serve as the chief executive officer of California Bank & Trust; and
     (ii) The Company sold to Mr. Sarver, individually, a 2.5% minority interest in California Bank & Trust; and
     (iii) The Company sold in aggregate to two limited partnerships, of which Mr. Sarver is the sole general partner, a 2.5% minority interest in California Bank & Trust.

The limited partners of the limited partnerships include, among others, individuals who are currently senior officers of California Bank & Trust. The 5% minority interest in California Bank & Trust was sold for the Company's cost basis, or approximately $33 million.

     The Company financed a portion of the purchase price paid by Mr. Sarver for the minority interest in California Bank & Trust. The Company lent to Mr. Sarver approximately $14.8 million. This loan is non-recourse to Mr. Sarver, and is secured by (i) 200,000 shares of the Company's common stock, and (ii) the 2.5% minority interest in California Bank & Trust owned by Mr. Sarver. The loan bears interest at 200 basis points over the five-year U.S. treasury rate, compounded annually and is payable at maturity in 2003. At such time, for a period of 90 days, Mr. Sarver and the limited partnerships will have the right to make the Company buy back the 5% minority interest they own in California Bank & Trust for the value as determined by appraisal.

                                OTHER BUSINESS

     Except as set forth herein, management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

     Pursuant to the Company's Bylaws, business must be properly brought before an annual meeting in order to be considered by stockholders. The Bylaws specify the procedure for stockholders to follow in order to bring business before a meeting of the stockholders. Notice of any proposal to be presented by any stockholder or the name of any person to be nominated by any stockholder for election as a director of the Company at any meeting of stockholders must be delivered to the Secretary of the Company at least 120 days prior to the date of the meeting. The notice of a proposal must contain the following items:

     . The shareholder's name, address, and stock ownership of the Company, . The text of the proposal to be presented, . A brief written statement of the reasons why such shareholder favors the proposal, and
     . Any material interest of such stockholder in the proposal.

    The notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

     . The shareholder's name, address, and stock ownership of the Company, . The name of the person to be nominated, . The name, age, business address, residential address, and principal occupation or employment of each nominee, . The nominee's signed consent to serve as a director of the Company, if elected,
     . The number of shares of the Company's stock owned by each nominee, . A description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is to be made, and
     . Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the Securities and Exchange Commission.

     A copy of the Company Bylaws specifying the requirements will be furnished to any stockholder upon written request to the Secretary.

                             INDEPENDENT AUDITORS

     The firm KPMG LLP, independent auditors, has audited the accounts of the Company for a number of years, including 1998, and is expected to continue to do so. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be able to respond to questions.

                  DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR 1999 SHAREHOLDERS' MEETING

     The Company must receive proposals from stockholders on or before December 15, 1999, in order to have such proposals evaluated for inclusion in the proxy materials relating to the Company's 2000 Annual Meeting of Stockholders. Any proposal submitted for the proxy materials will be subject to the rules of the Securities and Exchange Commission concerning stockholder proposals.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1998, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ONE SOUTH MAIN, SUITE 1380, SALT LAKE CITY, UTAH 84111.



ZIONS BANCORPORATION- ONE SOUTH MAIN, SUITE 1380 - SALT LAKE CITY, UTAH 84111 -
                                 (801) 524-4787

                             Zions Bancorporation
                     Senior Management Value Sharing Plan
                           Award Period: 1998 - 2001


Objective:

     To provide an ongoing multi-year incentive for the senior managers of Zions Bancorporation and its subsidiaries which:

     A. Focuses managers' attention on the creation of long-term shareholder value;

     B. Creates an incentive that promotes teamwork across departments and subsidiaries, and which encourages managers to balance profit center accountability with Company-wide goals; and,

     C. Complements the short-range annual bonuses which reflect the achievement of annual objectives and the Company's short-term profitability.


Eligibility:

     Participants in the Plan shall consist of designated members of the senior management group (and certain other key managers) of the Company and its major subsidiaries. Participants for each Award Period shall be specifically identified by the Company's Board of Directors (the "Board") or its Executive Compensation Committee (the "Committee").

Allocation of Awards:

     It is anticipated that during the first quarter of each year in which the Plan operates, the Board of Directors shall approve the establishment of a pool of Award Funds to be generated during the Award Period, according to the general formula outlined below. Participants shall be designated by the Board or the Committee. Claims against the pool of Award Funds for each Award Period shall be represented by Participation Units ("PU's), and each participant shall be allocated a specific number of PU's by the Committee. The PU's shall represent a pro-rata claim, in proportion to the total PU's designated for that Award Period, on any Award Funds generated by the Plan during the Award Period.

Term:

     Each Award Period shall consist of a continuous four-calendar-year period. The Plan is intended to constitute a "moving four-year-average" incentive plan, with the anticipation that a new Award Period would be designated each year, with multiple Award Periods overlapping one another. Nevertheless, the establishment of a new Award Period each year is subject to the Board's discretion.

Determination of Award Funds:

     The amount of Award Funds in the pool for each Award Period shall be a function of the Aggregate Cash Earnings Per Share ("ACEPS") during the Award Period, together with the mathematical Average Modified Cash Return On Shareholders' Equity ("AMCROE") for each of the four years in the Award Period,

     Aggregate Cash Earnings Per Share ("ACEPS") shall be defined as the aggregate, over the four year Award Period, of each year's diluted earnings per share before the cumulative effect of changes in accounting principles, plus the after-tax cost per share of amortization of goodwill and core deposit intangible assets, plus the after-tax cost per share of charges recognized to standardize accounting practices of acquired entities, less the after-tax cost per share of capitalized transaction costs which would have been expensed if pooling-of-interests accounting treatment had been employed.

     Average Modified Cash Return on Equity ("AMCROE") shall be defined as the average, for each of the four years in the Award Period, of the Company's Net Cash Income divided by the average Modified Tangible Equity. Net Cash Income shall mean the net income available to common shareholders, plus the after-tax cost of amortization of goodwill and core deposit intangible assets, plus the after-tax cost of charges recognized to standardize accounting practices of acquired entities, less the after-tax cost of capitalized transaction costs which would have been expensed if pooling-of-interests accounting had been employed. Modified Tangible Equity shall mean total common shareholders' equity, less goodwill and core deposit intangible assets, except if such intangible assets arise as a result of acquisitions of businesses, stock or deposits for cash. (If such acquisitions are made with a combination of cash and stock, goodwill and core deposit intangible assets shall be deducted from common shareholders' equity only to the extent that such items exceed the total value of Zions' shares issued in the transaction.)

     Each year, the Committee shall establish minimum targets for AMCROE and ACEPS for the Award Period. These minimum targets would both be required to be
                                                        ----
reached in order for any Award Funds to be earned. Additionally, the Committee may designate Award Fund allocation amounts based upon the achievement of higher levels of AMCROE, with upward adjustments possible if higher levels of ACEPS are achieved. The Committee may also designate other conditions and adjustment factors to ensure the Plan's integrity and consistency with shareholder and depositor interests.

     The 1998-2001 Award Period formula for the determination of the value of PU's is as indicated in the Appendix.

     For the 1998-2001 Award Period, the following parameters shall be established, and adjustments made to the Company's earnings calculations, for purposes of determining Award Funds available under the Plan:

     1). The Plan is intended to create an incentive for increasing shareholder value. However, this is not to be accomplished by reducing capital levels or assuming extraordinary or unwarranted risks. Accordingly, it is expected that total risk-based capital levels shall be maintained at a level at least 125% of "well-capitalized"regulatory requirements.

     2). The Company's reserve levels are to be conservatively maintained. To the extent that the consolidated Allowance for Loan and Lease Losses is less than 110% of the peer group level, as expressed in terms of reserves/non-current loans as reported in the most current Uniform Bank Performance Report available at December 31, 2001, an appropriate adjustment shall be made to after-tax earnings (for purposes of calculating Award Funds only) to compensate for any deficit relative to the 110% minimum target level. Actual reserve levels are, of course, subject to Board and/or regulatory decisions. No upward adjustments shall be made in "pro forma" earnings in the event actual reserve levels exceed 110% of the peer group target.

     3). Unless determined otherwise by the Board, in the event of any merger involving an acquisition by Zions for the exchange of Zions' shares in a pooling-of-interests transaction, earnings per share prior to the acquisition date shall, for the purpose of calculating ACEPS during the Award Period, be determined using Zions' un-restated numbers.

Other Terms and Conditions:

     The Plan is to be governed and interpreted by the Committee, whose decisions shall be final. The terms of the Plan are subject to change or termination at their sole discretion.

     The Company shall retain the right to withold payment of Award Funds to participants in the event of a significant deterioration in the Company's financial condition, or if so required by regulatory authorities, or for any other reason considered valid by the Board in its sole discretion.

     Participants shall not vest in any benefits available under the Plan until the conclusion of each Award Period. Nevertheless, upon death, permanent disability, or normal or early retirement (unless upon early retirement the participant becomes employed by an entity which competes with Zions Bancorporation), participants (or their estates) shall be eligible to receive a proportionate share of Award Funds based upon the number of PU's granted, and the number of full calendar quarters the participant was engaged as an officer of the Company or its subsidiaries prior to death, disability, or retirement.

     The PU's shall not be transferable without the express approval of the Committee.

     In the event of the merger or acquisition of the Company, the Plan may be terminated as of the end of the fiscal quarter preceding the first full quarter before the transaction is consummated. The Board may make any reasonable estimates or adjustments necessary in calculating Award Funds for any Award Period. The Board may also, at its sole discretion, alter the terms of the Plan at any time during an Award Period.

     This document is intended to provide a guideline for the creation and distribution of incentive compensation. Nothing herein creates a contractual obligation binding on the Board, and no Participant shall have any legal rights with respect to an Award until such Award is distributed.

     Earnings per share calculations shall be adjusted to reflect any stock splits, stock dividends, or other such changes in capitalization, at the discretion of the Committee.

     The award of PU's to any participant shall not confer any right with respect to continuance of employment by the Company or its subsidiaries, nor limit in any way the right of the Company to terminate his or her employment at any time, with or without cause.



                                   APPENDIX

              ZIONS BANCORPORATION VALUE-SHARING PLAN: 1998-2001

                    Calculation of Participation Unit Value

Aggregate Cash Earnings Per Share ("ACEPS")
-------------------------------------------

If the ACEPS is:
                             The basic value of a
Over -   But not over -  Participation Unit is -
------------------------------------------------------------------------------

$8.57    $ 8.78          $.00 plus $.015          per each cent of the amount
                                                  over $8.57.

$8.78    $ 9.00          $.322 plus $.030         per each cent of the amount
                                                  over $8.78.

$9.00    $ 9.22          $.979 plus $.046         per each cent of the amount
                                                  over $9.00.

$9.22    $ 9.44          $1.983 plus $.062        per each cent of the amount
                                                  over $9.22.

$9.44    $ 9.67          $3.349 plus $.076        per each cent of the amount
                                                  over $9.44.

$9.67    $ 9.90          $5.089 plus $.093        per each cent of the amount
                                                  over $9.67.


$9.90    $10.14          $7.217 plus $.105        per each cent of the amount
                                                  over $9.90.

$10.14   $10.38          $9.748 plus $.123        per each cent of the amount
                                                  over $10.14

$10.38   $10.63          $12.695 plus $.135       per each cent of the amount
                                                  over $10.38.

$10.63   $10.88          $16.074 plus $.153       per each cent of the amount
                                                  over 10.63.

$10.88   $11.14          $19.90 plus $.165        per each cent of the amount
                                                  over $10.88.

$11.14   $11.40          $24.187 plus $.183       per each cent of the amount
                                                  over $11.14.

$11.40   $11.67          $28.952 plus $.195       per each cent of the amount
                                                  over $11.40.

$11.67   $11.94          $34.209 plus $.179       per each cent of the amount
                                                  over $11.67

$11.94   $12.22          $39.030 plus $.159       per each cent of the amount
                                                  over $11.94.

$12.22   $12.50          $43.493 plus $.146       per each cent of the amount
                                                  over $12.22.

$12.50   $12.78          $47.584 plus $.132       per each cent of the amount
                                                  over $12.50.

$12.78   $13.07          $51.286 plus $.114       per each cent of the amount
                                                  over $12.78.

$13.07   $13.37          $54.585 plus $.096       per each cent of the amount
                                                  over $13.07.

$13.37   $13.67          $57.463 plus $.081       per each cent of the amount
                                                  over $13.37.

$13.67   $13.98          $59.905 plus $.064       per each cent of the amount
                                                  over $13.67.

$13.98                   $61.893

Average Modified Cash Return on Equity ("AMCROE") Modifier:
-----------------------------------------------------------

     The basic Participation Unit value determined above shall be adjusted as follows:

 .    If AMCROE for 1998-2001 is less than 16.00%, the Participation Units shall have no value.

 .    If AMCROE is equal to or greater than 16.00% but less than 19.00%, the basic value of a Participation Unit shall be multiplied by a factor of 1.00.

 .    If AMCROE is equal to or greater than 19.00% but less than 24.00%, the basic value of a Participation Unit shall be multiplied by the following factor:
     1+(AMCROE - .19)6.60.

 .    If AMCROE is 24.00% or more, the basic value of a Participation Unit shall be multiplied by 1.33.

                        ******************************

Example: If ACEPS is $10.19 and AMCROE is 22.60%, each Participation Unit would be worth $36.71.

               [$9.748+100($10.19-$10.14)$.123] X [1+(.2260 - .19)6.6] = $12.825

                             ZIONS BANCORPORATION

                                                          SOLICITED ON BEHALF OF
PROXY                                                     THE BOARD OF DIRECTORS

The undersigned hereby appoints A. SCOTT ANDERSON, DALE M. GIBBONS and W. DAVID HEMINGWAY or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporation at the Annual Shareholders' Meeting to be held on April 23, 1999 and at all adjournments thereof upon the matters listed below.

1. To elect Directors
   All nominees listed below (except as marked to the contrary)                    FOR [_]  WITHHOLD AUTHORITY [_]
   INSTRUCTION: to withhold authority for any individual, cross a line through the nominee's name in the list below:

Jerry C. Atkin       Grant R. Caldwell       Roy W. Simmons       Shelley Thomas

2. To approve the Long Term Executive Incentive Compensation Plan.                 FOR [_]  AGAINST [_]  ABSTAIN [_]

3. To transact any other such business as may properly come before the meeting.    AUTHORITY [_]  WITHHOLD AUTHORITY [_]

   UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF PROPOSAL 2 and OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.


                            ____________________________________________________



Dated ______, 1999.         ____________________________________________________
                            Please sign exactly as name appears on reverse side.